EXHIBIT 32-A
FARO Technologies, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Peter J. Lau, the President and Chief Executive Officer of FARO Technologies, Inc. (the “Company”), hereby certify that, to my knowledge, the Annual Report on Form 10-K for the year ended December 31, 2024 (the “Report”) of the Company fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2025

/s/ Peter J. Lau
Name: Peter J. Lau
Title: President and Chief Executive Officer (Principal Executive Officer)